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                                                                    Exhibit 10.3

[CORNELL CAPITAL PARTNERS LOGO]                           101 Hudson Street
                                                          Suite 3700
                                                          Jersey City, NJ  07302


May 24, 2006


JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B-13
Boca Raton, FL 33433
Attention:  Thomas J. Mazzarisi

         RE: EQUITY LINE PURCHASE AGREEMENT BY AND BETWEEN JAG MEDIA HOLDINGS, INC., AND CORNELL CAPITAL PARTNERS, LP DATED AS OF APRIL 9, 2002, AS AMENDED ON JULY 8, 2004 AND JULY 21, 2004 (THE "EQUITY LINE AGREEMENT")

Dear Mr. Mazzarisi:

         This letter will memorialize the agreement between JAG Media Holdings, Inc., (the "Company"), and Cornell Capital Partners, LP, ("Cornell") with respect to the Equity Line Agreement, as well as the related Equity Line Registration Rights Agreement and Placement Agent Agreement each dated April 9, 2002 (collectively the "Transaction Documents"). The Transaction Documents are hereby terminated, as are the respective rights and obligations contained therein and none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

                                          Cornell Capital Partners, LP
                                          By:  Yorkville Advisors, LLC
                                          Its: General Partner

                                          By: __________________________
                                          Name:  Mark Angelo
                                          Title: President and Portfolio Manager


Agreed and acknowledged on this _____ day of May, 2006.

JAG Media Holdings, Inc.

By:  _____________________
Name:  Thomas J. Mazzarisi
Title: CEO